POWER OF ATTORNEY

Know all by these present that the undersigned hereby
constitutes and appoints each of Christopher E.
French and Raymond B. Ostroski, as the undersigned's
true and lawful attorney-in-fact to: 1)	Execute
for and on behalf of the undersigned, in
the undersigned's capacity as a Director of Shenandoah
Telecommunications Company (the "Company"),
Forms 3, 4 and 5 in accordance with Section 16(a)
of the Securities  and Exchange Act, and the
Form 10-K or any other Securities
Exchange Act filings as may be required by the rules
thereunder ("SEC Filings"); 2)	Do and perform
any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such SEC Filings, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange
Commission ("SEC") and any stock exchange or similar authority; and 3) Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with SEC rules or associated SEC Filings.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to execute SEC Filings of the Company in his/her role as a Director of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of May, 2018.


Signature: /s/ David L. Heimbach


Print Name: David L. Heimach